EXHIBIT 32.2
L-1 Identity Solutions, Inc.
177 Broad Street, Twelfth Floor
Stamford, CT 06901
October 30, 2009
Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549
     Re: Certification of Principal Financial and Accounting Officer Pursuant To 18 U.S.C. Sec. 1350
Dear Ladies and Gentlemen:
     In connection with the accompanying Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended September 30, 2009, I, James A. DePalma, Chief Financial Officer of L-1 Identity Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1)	such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended September 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of L-1 Identity Solutions, Inc.

By:	/s/ JAMES A. DEPALMA
James A. DePalma
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)